UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Medical Information Technology, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MEDICAL INFORMATION TECHNOLOGY, INC.
2005 CHAIRMAN'S LETTER TO SHAREHOLDERS

To our Shareholders:

In 2004 the Company again produced healthy results and grew compared with the prior year. The key financial results are as follows:

  total revenue was $280.8M, up 3.7%
  operating income was $102.1M, up 2.4%
  net income was $71.4M, up 6.0%
  total equity was $370.1M, up 5.2%
  net income per share was $2.08, up 5.1%
  total equity per share was $10.72, up 4.3%
  dividends paid per share were $1.80, up 15.4%

We commend the flexibility and resourcefulness of the Company's staff and extend our gratitude to those whose efforts produced these results:

  to those who design and develop our products,
  to those who market and sell our products and services,
  to those who install our products and provide our services, to those who send out the bills and pay our salaries, and
  to the administrative and operations staff helping us all.

In addition, we thank the Company's management for their dedication and loyalty and the Company's Board of Directors for their valuable advice and active participation.

We appreciate the support of our Shareholders and look forward to seeing you at the Annual Meeting on Monday, April 25, 2005. We are providing herein the Formal Notice for the upcoming Annual Meeting of Shareholders, the Proxy Statement and the Annual Report on Form 10-K, which includes the Company's Audited Financial Statements for the year just ended. Also, your individual Proxy Page and Statement of Stock Ownership as of March 25, 2005, is included in this distribution.

A. Neil Pappalardo
Chairman and CEO
March 25, 2005

MEDICAL INFORMATION TECHNOLOGY, INC.
FORMAL NOTICE OF THE 2005 ANNUAL MEETING

To the Shareholders of Medical Information Technology, Inc.:

The Annual Meeting of Shareholders of Medical Information Technology, Inc. will be held at its corporate offices, 7 Blue Hill River Road, Canton, Massachusetts 02021, on Monday, April 25, 2005 at 8:30am for the following purposes:

  to consider and act upon a proposal to elect a Board of Directors for the ensuing year,

  to consider and act upon a proposal to ratify the selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the current year,

  to consider and act upon a shareholder proposal relating to the valuation of the Company's common stock if properly presented at the Annual Meeting, and to consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

By order of the Board of Directors

Barbara A. Manzolillo, Clerk
Westwood, Massachusetts
March 25, 2005

MEDICAL INFORMATION TECHNOLOGY, INC.
2005 PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Medical Information Technology, Inc. ("MEDITECH" or the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at its corporate offices, 7 Blue Hill River Road, Canton, Massachusetts 02021, on Monday, April 25, 2005 at 8:30am, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Formal Notice of the 2005 Annual Meeting.

RECORD DATE

This Proxy Statement and the enclosed Proxy Page are being disseminated to Shareholders of the Company on March 25, 2005, in connection with the solicitation of proxies for the Annual Meeting. The Board has fixed the close of business on March 25, 2005, as the record date for the determination of Shareholders of the Company's common stock entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). As of the Record Date, there were 34,750,437 shares of common stock issued and outstanding and each such share is entitled to one vote at the Annual Meeting.

VOTING OF PROXIES

You can vote on matters which come before the Annual Meeting either by signing and returning the enclosed Proxy Page or by coming to the Annual Meeting and voting by ballot there.

If you sign and return the Proxy Page, the individuals named as proxies will vote your shares following your directions. If you do not make specific choices, the proxies will vote your shares "FOR" the election of each of the nominees for Director, "FOR" the ratification of the selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for 2005 and "AGAINST" the shareholder proposal relating to the valuation of the Company's common stock. If any other matters are presented for action at the Annual Meeting, the proxies will vote your shares in their discretion. At the time this Proxy Statement was prepared, the Board of Directors knew of no matters to be voted on at the Annual Meeting other than those discussed in this Proxy Statement.

You may revoke your proxy after you have signed and returned it at any time before the proxy is voted at the Annual Meeting. There are three ways to revoke your proxy: (1) you may send in another Proxy Page with a later date; (2) you may notify the Company's Clerk in writing before the Annual Meeting that you have revoked your proxy; or (3) you may vote by ballot at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed Proxy Page and return it promptly. If you do attend the Annual Meeting, you may vote your shares by ballot even though you have sent in your Proxy Page. However, simply attending the Annual Meeting will not revoke your proxy if you do not vote at the Annual Meeting.

QUORUM

A quorum of Shareholders is necessary to hold a valid Annual Meeting. A majority of the outstanding shares, present in person or represented by proxy, constitutes a quorum. If you have returned a properly signed Proxy Page, you will be considered present at the meeting and part of the quorum. Abstentions are counted as shares present at the meeting in determining whether a quorum exists.

SOLICITATION OF PROXIES

This solicitation of proxies for use at the Annual Meeting is being made by the Board. The cost of soliciting proxies will be borne by the Company. Proxies may be solicited, in person or by telephone, by Officers and regular employees of the Company, who will receive no compensation for their services other than their normal salaries.

ANNUAL REPORT TO SHAREHOLDERS

This Proxy Statement and the enclosed Proxy Page, along with an Annual Report on Form 10-K, which includes the Company's Audited Financial Statements for the year just ended, is being disseminated to all Shareholders of the Company. However, the Annual Report on Form 10-K is not part of the proxy soliciting material.

The Company will provide paper copies of the Annual Report on Form 10-K, which includes the Company's Audited Financial Statements for the year just ended, free of charge to its Shareholders upon request. Such requests should be directed to Barbara A. Manzolillo, Clerk, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090.

PROPOSAL ONE: TO ELECT A BOARD OF DIRECTORS

The Board of Directors has nominated A. Neil Pappalardo, Lawrence A. Polimeno, Roland L. Driscoll, Edward B. Roberts, Morton E. Ruderman and L. P. Dan Valente for election as the 6 Directors at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of common stock present or represented by proxy and voting at the Annual Meeting will be required to elect each of the nominees as a Director.

If you do not vote for a particular nominee, or if you indicate "WITHHOLD AUTHORITY" for all nominees on your Proxy Page, your vote will not count either "FOR" or "AGAINST" such nominee(s). Each of the nominees has agreed to serve as a Director if elected, and the Company has no reason to believe any nominee will be unable to serve. However, if any nominee should become unavailable, your shares will, to the extent they were to be voted in favor of such nominee, be voted for another nominee, if any, proposed by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE "FOR" ALL THE NOMINEES LISTED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

All Directors are elected each year at the Annual Meeting of Shareholders. All Officers are elected at the first meeting of the Board following the Annual Meeting of Shareholders and hold office for one year. The positions held by each Director and Officer of the Company on March 25, 2005 are shown below. There are no family relationships among the following persons.

Director or Officer	Age	Position with the Company

A. Neil Pappalardo	62	Chairman, Chief Executive Officer and Director
Lawrence A. Polimeno	63	Vice Chairman and Director
Roland L. Driscoll	76	Director
Edward B. Roberts	69	Director
Morton E. Ruderman	68	Director
L. P. Dan Valente	74	Director
Howard Messing	52	President and Chief Operating Officer
Barbara A. Manzolillo	52	Treasurer, Chief Financial Officer and Clerk
Edward G. Pisinski	61	Senior Vice President, Sales and Marketing
Christopher Anschuetz	52	Vice President, Technology
Robert G. Gale	58	Vice President, Product Development
Joanne Wood	51	Vice President, Client Service
Steven B. Koretz	53	Vice President, Implementation
Stuart N. Lefthes	52	Vice President, Sales
Hoda Sayed-Friel	47	Vice President, Marketing

The following is a description of the business experience during the past five years of each Director and Officer.

A. Neil Pappalardo, founder of the Company, is the Chairman and Chief Executive Officer, and has been a Director since 1969. He is also a Director of Palomar Medical Technologies, Inc.

Lawrence A. Polimeno has been the Vice Chairman since 2002, was President and Chief Operating Officer prior to that, has been a Director since 1985, and has been with the Company since 1969.

Roland L. Driscoll, retired Chief Financial Officer of the Company, has been a Director since 1985.

Edward B. Roberts, co-founder of the Company, is a Sloan School Professor at the Massachusetts Institute of Technology, and has been a Director since 1969. He is also a Director of Advanced Magnetics Inc., Pegasystems Inc. and Sohu.com Inc.

Morton E. Ruderman, co-founder of the Company, is Chief Executive Officer of CRES Development, a real estate developer, and has been a Director since 1969.

L. P. Dan Valente is Chairman of Palomar Medical Technologies, Inc., and has been a Director since 1972. He is also a Director of MKS Instruments and SurgiLight Inc.

Howard Messing has been President and Chief Operating Officer since 2002, was the Executive Vice President prior to that, and has been with the Company since 1974.

Barbara A. Manzolillo has been the Treasurer, Chief Financial Officer and Clerk since 1996, was the Treasurer prior to that, and has been with the Company since 1975.

Edward G. Pisinski has been a Senior Vice President since 1997, was a Vice President prior to that, and has been with the Company since 1973.

Christopher Anschuetz has been a Vice President since 1995, was a Senior Manager prior to that, and has been with the Company since 1975.

Robert G. Gale has been a Vice President since 1995, was a Senior Manager prior to that, and has been with the Company since 1976.

Joanne Wood has been a Vice President since 1995, was a Senior Manager prior to that, and has been with the Company since 1983.

Steven B. Koretz has been a Vice President since 1997, was a Senior Manager prior to that, and has been with the Company since 1982.

Stuart N. Lefthes has been a Vice President since 1997, was a Senior Manager prior to that, and has been with the Company since 1983.

Hoda Sayed-Friel has been a Vice President since 2003, was a Senior Manager prior to that, and has been with the Company since 1986.

The address of all Officers and Directors is in care of the Company, MEDITECH Circle, Westwood MA 02090.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors oversees the Company's business affairs and monitors the performance of management, but is not involved in the day-to-day operations. The Directors meet regularly with the CEO, the COO, the CFO, other officers and our independent registered public accounting firm; read reports and other materials; and participate in Board and committee meetings. The Board currently consists of 6 members. The Board held 4 regularly scheduled quarterly meetings and 1 special meeting during 2004 and each of the Directors attended all meetings. Messrs. Driscoll, Roberts, Ruderman and Valente are "independent" as defined by the rules of the NYSE and NASDAQ. The Board expects all directors to attend the 2005 Annual Meeting as they did in 2004.

The Board of Directors has an Audit Committee, an Executive Compensation Committee and a Charitable Contribution Committee. During 2004 each committee member attended all committee meetings. The following is a description of the committees.

The Audit Committee consists of Messrs. Driscoll and Valente. Both members are former CPAs and audit committee financial experts within the meaning of applicable rules under the Securities Exchange Act of 1934, as amended. The committee met 6 times in 2004 to review accounting practices and advise the Company's CFO. In addition, the committee met and consulted with the Company's Independent Registered Public Accounting firm with respect to the Company's business operations, industry, financial performance, business and financial risks, processes and controls, key policies, legal and regulatory requirements, code of ethical conduct and new or unusual transactions. The Committee does not have a written charter. The Committee submits its annual report to the Board of Directors each April.

The Executive Compensation Committee consists of Messrs. Ruderman and Roberts. This committee met once in 2004 to recommend the Chairman and Chief Executive Officer's annual salary, the criteria and amount for his bonus. The full Board of Directors annually approves the salary and bonus amount for each of the officers.

The Charitable Contribution Committee consists of Messrs. Ruderman, Polimeno, Pappalardo and Messing. This committee meets at least 6 times a year to review the criteria for the year's charitable contribution program, meet and evaluate each organization under consideration and determine the amount to be contributed to each organization for the year.

The Board of Directors does not have a nominating committee. Instead, the full Board, because of its small size, carries out the duties of a nominating committee. The Board has not adopted written guidelines regarding nominees for Director.

COMMUNICATION WITH THE BOARD

MEDITECH Shareholders may recommend candidates to the Board for consideration as potential Directors by submitting their names and appropriate background and biographical information. This information should be provided prior to the January Board meeting for the Board to have the opportunity to consider these candidates in the same manner as it considers other Board candidates.

MEDITECH Shareholders may send communications to the full Board or to specific Directors in care of Barbara A. Manzolillo, Clerk, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090. The Clerk will forward copies of such communications directly to the full Board or to specific Directors as requested.

CODE OF CONDUCT AND ETHICS

The Board of Directors has directed management to prepare a Code of Conduct and Ethics for MEDITECH's staff, officers and directors for submittal and approval by the Board. This process will be completed during 2005.

EXECUTIVE COMPENSATION

There are no employment contracts providing for continued compensation in effect for any Officer of the Company. The following table sets forth the compensation received by the Company's Chief Executive Officer and the four most highly compensated other Officers for the 3 fiscal years ended December 31, 2002, 2003 and 2004.

Name and Position	Year	Salary	Bonus	Deferred*

A. Neil Pappalardo	2004	$360,000	$673,811	0
Chairman and Chief	2003	360,000	723,965	0
Executive Officer	2002	360,000	724,251	0

Lawrence A. Polimeno	2004	$180,000	$473,811	$4,271
Vice Chairman	2003	180,000	473,965	4,255
	2002	240,000	624,251	4,847

Howard Messing	2004	$240,000	$473,811	$4,271
President and Chief	2003	240,000	473,965	4,255
Operating Officer	2002	240,000	474,251	4,847

Barbara A. Manzolillo	2004	$204,000	$298,811	$4,271
Treasurer and Chief	2003	204,000	273,965	4,255
Financial Officer	2002	204,000	274,251	4,847

Edward G. Pisinski	2004	$204,000	$298,811	$4,271
Senior Vice President	2003	204,000	273,965	4,255
Sales and Marketing	2002	204,000	324,251	4,847

*Represents contributions by the Company to the MEDITECH Profit Sharing Plan.

Profit Sharing Plan: The Company maintains a qualified defined contribution plan for all of the Company's staff known as the Medical Information Technology, Inc. Profit Sharing Plan. All of the staff who have completed one year of service participate in the Plan. The Board of Directors sets the annual contribution which is allocated in proportion to total compensation (capped at $100,000) of all eligible members for the Plan year. No allocation is allowable under this Plan to owners of 10% or more of the Company's common stock. Contributions by members are not permitted. Benefits under the Plan are considered deferred compensation and become fully vested after five years of continuous service with the Company. Members who have at least 20 years of service or who have incurred financial hardship may make in-service withdrawals. Lump sum cash payment is made upon retirement, death, disability or termination of employment.

Compensation of Directors: The members of the Board of Directors who are not Officers of the Company currently receive a fee of $8,000 for each quarterly meeting attended, with such fee being deemed to also cover any special meetings, conference or committee time, and incidental expenses expended by such directors on behalf of the Company during the year.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

January 24, 2005

To the Board of Directors of Medical Information Technology, Inc.:

In October 2004 the Board of Directors set the total amount allocated to the Bonus Program instituted for the recognition of services rendered by all the staff including Officers. The Board also set the total amount of cash and MEDITECH stock to be contributed to the MEDITECH Profit Sharing Trust. The Board also set the total amount allocated to the Bonus Program instituted for the recognition of services rendered exclusively by the Officers.

In January 2005 the Executive Compensation Committee reviewed Mr. Pappalardo's annual salary and his individual cash bonus amount. The Committee recommended to the full Board that his salary and bonus remain the same as it has been since 1995. The Committee also recommended to the full Board the number of shares to be offered to Mr. Pappalardo pursuant to the Stock Purchase Plan.

In January 2005 the Board approved the salary and individual bonus amount for each of the Officers. Finally, the Board continued its approval of the 2004 Stock Purchase Plan, specified the total number of shares to be offered to the staff and specified the number of shares to be offered to each Officer.

Morton E. Ruderman and Edward B. Roberts

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, based solely on a review of the reports given to the Company, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater-than-10% shareholders were satisfied in 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information as of March 25, 2005 with respect to the shares of common stock beneficially owned by each person known by the Company to own more than 5% of the Company's outstanding common stock, each Director of the Company, each Executive Officer named in the Compensation Table and by all Directors and Officers of the Company as a group. The number of shares beneficially owned is determined according to rules of the Securities and Exchange Commission. Under such rules, a person's beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power.

Name of	Number of Shares	Percentage
Shareholder,	of Common Stock	of Shares of
Director or Officer	Beneficially Owned	Common Stock

A. Neil Pappalardo*	12,939,832	37.24%
Morton E. Ruderman	5,494,469	15.81%
MEDITECH Profit Sharing Trust*	3,994,832	11.50%
Curtis W. Marble	3,500,000	10.07%
Grossman Group	2,061,144	5.93%
Lawrence A. Polimeno	1,056,116	3.04%
Edward B. Roberts	965,230	2.78%
Roland L. Driscoll	528,000	1.52%
Howard Messing	315,000	0.91%
Edward G. Pisinski	300,000	0.86%
Barbara A. Manzolillo	210,000	0.60%
L. P. Dan Valente	85,000	0.24%
15 Directors and Officers as a Group*	22,265,147	64.07%

*The number of shares indicated for Mr. Pappalardo includes the shares owned by the MEDITECH Profit Sharing Trust. Mr. Pappalardo is the sole Trustee of the MEDITECH Profit Sharing Trust and therefore is entitled to vote its shares in addition to his own 8,945,000 shares. Likewise the number of shares indicated for the 15 Directors and Officers as a Group includes the shares owned by the MEDITECH Profit Sharing Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A. Neil Pappalardo, Chairman, Chief Executive Officer and Director of the Company, purchased for cash from the Company 25,000 shares of common stock at $26 per share in March 2004 and 25,000 shares of common stock at $29 per share in February 2005.

Howard Messing, President and Chief Operating Officer of the Company, purchased for cash from the Company 15,000 shares of common stock at $26 per share in March 2004 and 15,000 shares of common stock at $29 per share in February 2005.

Barbara A. Manzolillo, Treasurer, Chief Financial Officer and Clerk of the Company, purchased for cash from the Company 5,000 shares of common stock at $26 per share in March 2004 and 5,000 shares of common stock at $29 per share in February 2005.

Edward G. Pisinski, Senior Vice President of the Company, purchased for cash from the Company 2,000 shares of common stock at $26 per share in March 2004 and 1,000 shares of common stock at $29 per share in February 2005.

On December 31, 2004, the Company contributed 80,000 shares of common stock at $29 per share to the MEDITECH Profit Sharing Trust.

Philip Polimeno, a son of a Director, is employed as a senior manager of the Company and received W-2 compensation of $97,720 in 2004. Tony Polimeno, a son of a Director, is employed as a manager of the Company and received W-2 compensation of $72,694 in 2004.

PROPOSAL TWO: TO RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2005. We are asking you to ratify the Audit Committee's selection. The Board does not expect a representative of Ernst & Young LLP to be present at the meeting.

During 2004, Ernst & Young LLP's services included auditing the Company's financial statements, reviewing unaudited quarterly financial information and discussing various accounting, tax, and regulatory matters. Fees paid for audit services rendered by Ernst & Young LLP are as follows:

	2002	2003	2004

Annual audit and quarterly reviews	$60,000	$142,500	$204,000
Audit related to Profit Sharing Trust	10,000	10,000	11,000
Tax fees	-	-	-

	$70,000	$152,500	$215,000

It is the policy of the Audit Committee to pre-approve all audit and non-audit services to be provided to the Company by the Company's Independent Registered Public Accounting Firm.

Ratification of the selection of the Independent Registered Public Accounting Firm requires the affirmative vote of a majority of the shares voting on the matter. For this purpose, abstentions will not have any effect on the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE "FOR" PROPOSAL TWO AND RATIFY THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

January 24, 2005

To the Board of Directors of Medical Information Technology, Inc.:

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2004.

We have discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by Statement on Audit Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. We have received and reviewed the written disclosures and the letter from the Independent Registered Public Accounting Firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the Independent Registered Public Accounting Firm its independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

L. P. Dan Valente and Roland L. Driscoll

SHAREHOLDER PROPOSAL: VALUATION OF THE COMPANY'S COMMON STOCK

The Company has been advised Michael Hubert, 48 Narragansett Road, Quincy MA 02169, the owner of 23,300 shares of the Company's common stock, intends to submit the following proposal at the Annual Meeting. Approval of this proposal requires the affirmative vote of a majority of the shares voting on the matter. For this purpose, abstentions will not have any effect on the vote.

BELOW IS THE TEXT OF HUBERT'S PROPOSAL AND HIS STATEMENT IN SUPPORT OF THAT PROPOSAL. THE COMPANY IS NOT RESPONSIBLE FOR THE CONTENTS OF THE PROPOSAL OR ITS SUPPORTING STATEMENT.

"RESOLVED, that the Board of Directors obtain and utilize a qualified and independent valuation of MEDITECH's stock, for purposes of transactions with the qualified contribution plan.

You are urged to vote FOR this proposal for the following reasons:

The current procedure whereby the stock value is set by the MEDITECH chairman and approved by the board of directors is not objective. The annual transfer of MEDITECH stock to the Medical Information Technology Inc. Profits Sharing Trust may be undervalued. If this transfer of stock is undervalued, then MEDITECH can not take the full value of the stock transfer for tax purposes and MEDITECH does not receive an adequate reduction of taxes.

In addition, when the MEDITECH stock value is set too low, it unfairly benefits those that purchase stock, and is detrimental to shareholders that sell stock and employees that take distributions from the Medical Information Technology Inc. Profit Sharing Trust.

Since MEDITECH is fully responsible for selecting the management of the Medical Information Technology Inc, Profit Sharing Trust, it is critical that the Trust comply with all Department of Labor ERISA laws and regulations, including the appropriate valuation of the company stock. This is best done by an outside independent appraiser.

Shareholders might be interested to know that SAIC, a private company in California, has had its stock value determined for the last 20 years by a nationally recognized investment bank. The bank compares SAIC's financial status to more than 20 other companies and developed a formula that SAIC reports to the Securities and Exchange Commission. If this formula were utilized MEDITECH's stock would likely have a higher value."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL.

The Board of Directors believes it is in the best interests of MEDITECH and its shareholders for the Board to continue determining the fair value of the Company's shares in connection with the Company's annual contribution of MEDITECH stock to the Medical Information Technology, Inc. Profit Sharing Trust.

Contrary to Hubert's assertion in his supporting statement, the fair value of the MEDITECH stock in connection with the Company's annual contribution to the Profit Sharing Trust is not "set by the MEDITECH chairman and approved by the Board of Directors." Rather, management presents information and recommendations to the Board, and the Board determines the fair value.

The Board of Directors determines the fair value of MEDITECH stock once a year at its meeting in late October. The value is established in connection with MEDITECH's year-end contribution of stock to the MEDITECH Profit Sharing Trust and in anticipation of a subsequent 1st quarter sale of stock to staff members under MEDITECH's Stock Purchase Plan.

Prior to the October meeting, the Board receives a report compiled by the CEO and CFO which includes, among other information, past financial statistics and projections about the Company. It also includes multiples of revenues, net income and operating income plus equity for possible stock price valuations. It also compares MEDITECH revenues, net income and market capitalization with that of MEDITECH's public competition and presents their share price volatility. The Board considers a number of factors in making a fair value determination, including but not limited to recent earnings, dividend rate, net worth and prospects for future growth. The Board discusses this information before determining the fair value of the stock.

The Board of Directors believes, based on its long association with the Company and given the background and experience of its members, it is best qualified to make an informed determination of the fair value of the Company's shares in connection with the Company's annual contribution to the Profit Sharing Trust. The Board believes it is not necessary, and would not be in the long term interests of MEDITECH and its shareholders, to have an outside appraiser, who would not know the Company and its business as well as the Board, make this determination.

RECENT COMPLAINT

On February 10, 2005, Michael Hubert, a former Meditech employee, filed a complaint against the Medical Information Technology Profit Sharing Plan (the "Plan") and A. Neil Pappalardo (as Trustee of the Plan and Chairman of Meditech's Board of Directors), Lawrence A. Polimeno, Roland L. Driscoll, Edward B. Roberts, Morton E. Ruderman and L.P. Dan Valente (collectively, the "Director Defendants") in the United States District Court for the District of Massachusetts. The complaint is purportedly brought on Plaintiff's own behalf and on behalf of a purported class consisting of "all participants in the [Plan] who have received any distribution since January 1, 1998 and who did not receive the fair value of their benefits."

The complaint alleges that the Trustee and the Director Defendants are fiduciaries of the Plan in valuing Meditech's common stock for purposes of redemption and payment of a participant's benefits under the Plan. The complaint further alleges that the Director Defendants, in connection with an annual contribution of the Company's common stock to the Plan, have undervalued the Company's common stock and have not paid retiring or terminating participants in the Plan the fair value of their interests in the Plan. The complaint further alleges that Meditech's founders and controlling shareholders, including some of the Director Defendants, have been buyers of Meditech common stock and have benefited from the allegedly low price allegedly established by defendant Pappalardo and allegedly approved without adequate care by the other Director Defendants. The complaint further alleges that defendant Pappalardo is not independent and that neither he nor the Director Defendants have relied upon an independent appraiser. The complaint further alleges that by failing to fairly value the benefits due each employee participating in the Plan upon his or her termination, that all of the defendants violated their alleged fiduciary duties to the participants of the Plan and that as a result Plaintiff and members of the purported class are due benefits from the Plan. The complaint further alleges that the Director Defendants violated alleged fiduciary duties to the participants of the Plan in violation of the Employee Retirement Income Security Act.

The complaint seeks certification of the case as a class action, a judgment against the defendants, a permanent injunction ordering the Plan to consult an outside appraiser in valuing the Plan's assets, removal of Pappalardo as the Plan Trustee, and damages, interest, attorneys' fees and costs.

SHAREHOLDER PROPOSALS TO BE SUBMITTED AT THE ANNUAL MEETING

The Board of Directors carefully considers all proposals and suggestions from Shareholders. When adoption is in the best interest of the Company and its Shareholders, and can be accomplished without Shareholder approval, the proposal will be implemented without inclusion in the proxy material or presentation to Shareholders for consideration at the Annual Meeting.

Examples of Shareholder suggestions which have been adopted over the years include improved procedures involving dividend payments and Shareholder disclosure materials, and changes or additions to the proxy material concerning such matters as abstentions from voting and confidentiality of Shareholder voting.

Shareholder proposals submitted for inclusion in the Company's Proxy Statement and Proxy Page for next year's Annual Meeting must be received by the Company at its corporate offices on or before November 26, 2005, and must comply with the rules of the SEC governing the form and content of such proposals, in order to be considered for inclusion in the Company's Proxy Statement and Proxy Page. Any such proposals should be directed to Barbara A. Manzolillo, Clerk, Medical Information Technology, Inc., MEDITECH Circle, Westwood MA 02090.

Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to Shareholder proposals which the Company receives at the above address after February 9, 2006. These proxies will also confer discretionary voting authority with respect to Shareholder proposals, other than proposals included in the Company's Proxy Statement described above, which the Company receives on or before February 9, 2006, subject to SEC rules governing the exercise of this authority.

STOCK PRICE PERFORMANCE

No public trading market exists for the Company's common stock, and accordingly the Company has not prepared a comparative performance graph as such. However, for shareholder reference, shown below are two comparative tables.

Table 1 shows the year-end fair values of MEDITECH's common stock as determined by the Company's Board of Directors in connection with a year-end contribution of stock to the MEDITECH Profit Sharing Trust. Because the Company does not believe it can reasonably identify a group of peer issuers, it has instead included for comparative purposes the corresponding year-end values for the S&P 600 small-cap and the S&P 500 large-cap indices for the past 6 years.

Table 1	1999	2000	2001	2002	2003	2004

MEDITECH common	$16.00	$17.00	$19.00	$22.00	$26.00	$29.00
S&P 600 small-cap	197.79	219.59	232.18	196.62	270.42	328.80
S&P 500 large-cap	1,469.25	1,320.28	1,148.08	879.82	1,111.92	1,211.92

Table 2 shows the changes in the relative year-end stock values assuming an initial investment of $100 in each on December 31, 1999.

Table 2	1999	2000	2001	2002	2003	2004

MEDITECH common	$100.00	$106.25	$118.75	$137.50	$162.50	$181.25
S&P 600 small-cap	$100.00	$111.02	$117.39	$99.41	$136.72	$166.24
S&P 500 large-cap	$100.00	$89.86	$78.14	$59.88	$75.68	$82.49

The information in the above tables does not include dividends paid. However, the Company is confident the dividend rates paid on its stock in each year, which ranged from 6.9% to 7.3%, exceeded the average rates paid on the securities included in the S&P 600 and the S&P 500 indices. The information shown in the above tables is not necessarily indicative of future performance.

OTHER MATTERS

At the time of the preparation of these proxy materials, the Board of Directors of the Company does not know of any other matter to be presented for action at the Annual Meeting. If any other matters should properly come before the meeting, the proxy holders have discretionary authority to vote their shares on any such matters according to their best judgment.

Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed Proxy Page and mail it in the enclosed envelope which requires no additional postage if mailed in the United States.

By Order of the Board of Directors,

Barbara A. Manzolillo, Clerk
Westwood, Massachusetts
March 25, 2005

MEDICAL INFORMATION TECHNOLOGY, INC.
2005 PROXY PAGE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder of Medical Information Technology, Inc. ("MEDITECH" or the "Company") hereby appoints A. Neil Pappalardo and Barbara A. Manzolillo, and either of them acting singly, each with full power of substitution, as proxies to cast all votes which the undersigned Shareholder is entitled to cast at the Annual Meeting of Shareholders of the Company to be held at its corporate offices, 7 Blue Hill River Road, Canton, Massachusetts 02021, on Monday, April 25, 2005 at 8:30am, and any adjournments or postponements thereof (the "Annual Meeting").

If you sign and return the Proxy Page, the individuals named as proxies will vote your shares following your directions. If you do not make specific choices, the proxies will vote your shares "FOR" the election of each of the nominees for Director, "FOR" the ratification of the selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for 2005 and "AGAINST" the shareholder proposal relating to the valuation of the Company's common stock. If any other matters are presented for action at the Annual Meeting, the proxies will vote your shares in their discretion. At the time this Proxy Statement was prepared, no matters were known to be voted on at the Annual Meeting other than those discussed in the Proxy Statement.

The undersigned Shareholder may revoke this proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Clerk of the Company or by attending the Annual Meeting and voting in person by ballot.

The undersigned Shareholder hereby acknowledges receipt of the Formal Notice of Annual Meeting and Proxy Statement. The undersigned Shareholder hereby revokes any proxy or proxies heretofore given.

Please complete, date, sign and return promptly in the enclosed envelope. Please sign exactly as your name(s) appear(s) on the back of this Proxy Page. Joint owners should each sign individually. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized Officer who should state his or her title.

WILL YOU BE ATTENDING THE 2005 ANNUAL MEETING? ____

HAS YOUR ADDRESS CHANGED?

___________________________________________________

___________________________________________________

___________________________________________________

___________________________________________________

DO YOU HAVE ANY COMMENTS?

___________________________________________________

___________________________________________________

___________________________________________________

___________________________________________________

MEDICAL INFORMATION TECHNOLOGY, INC.
2005 PROXY PAGE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

MEDITECH'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS SHAREHOLDERS VOTE "FOR" ALL 6 NOMINEES LISTED UNDER PROPOSAL 1, VOTE "FOR" PROPOSAL 2 AND VOTE "AGAINST" PROPOSAL 3. SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

1. To elect the following nominees as the 6 Directors of the Company:

A. Neil Pappalardo
Lawrence A. Polimeno
Roland L. Driscoll
Edward B. Roberts
Morton E. Ruderman
L. P. Dan Valente

[ ] FOR ALL NOMINEES

[ ] FOR ALL NOMINEES EXCEPT _________________________________________________

[ ] WITHHOLD AUTHORITY

2. To ratify the selection of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3. To consider and vote upon the shareholder proposal relating to the valuation of the Company's common stock if properly presented at the Annual Meeting.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

Please be sure to sign and date this Proxy Page.

The undersigned Shareholder(s) authorize(s) the proxies to vote on the above matters as indicated and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

NAME OF SHAREHOLDER: ________________________________________________________

NUMBER OF SHARES AS OF MARCH 25, 2005: __________________

_____________________________________ Date:______________
Shareholder Signature

_____________________________________ Date:______________
Co-owner Signature